UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): November 9, 2018

K2M GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36443	27-2977810
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Hope Parkway SE

Leesburg, Virginia 20175

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 777-3155

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On November 9, 2018, K2M Group Holdings, Inc., a Delaware corporation (the “Company”), completed the transactions contemplated by the Agreement and Plan of Merger, dated as of August 29, 2018 (the “Merger Agreement”), by and among the Company, Stryker Corporation, a Michigan corporation (“Parent”), and Austin Merger Sub Corp., a Delaware corporation (“Merger Sub”). At the closing, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving corporation and as a wholly owned direct or indirect subsidiary of Parent.

Item 1.02.	Termination of a Material Definitive Agreement.

Concurrently with the closing of the Merger, the Company and certain of its subsidiaries terminated the revolving credit facility and otherwise satisfied their respective obligations, in each case, outstanding under that certain Credit Agreement, dated as of October 29, 2012 (as amended, restated, supplemented or otherwise modified on or prior to the date hereof, the “Credit Agreement”), among the Company, as a Guarantor, K2M, Inc., and K2M UK Limited, as Borrowers, the several lenders from time to time parties thereto and Silicon Valley Bank, as Administrative Agent, Issuing Lender and Swingline Lender, and terminated such Credit Agreement in accordance with its terms at the effective time of the Merger (the “Effective Time”) on November 9, 2018. The Credit Agreement provided for a $55,000,000 revolving credit facility, with a $10,000,000 letter-of-credit subfacility and a $5,000,000 swingline sub-facility. Amounts outstanding under the Credit Agreement were repaid without any prepayment penalty or premium, other than customary LIBOR breakage costs.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Items 3.03, 5.01, 5.02, 5.03 and 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

On November 9, 2018, Parent completed the acquisition of the Company. Pursuant to the Merger Agreement, Merger Sub was merged with and into the Company, with the Company surviving the Merger as a wholly owned direct or indirect subsidiary of Parent.

At the Effective Time, each share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any shares of Common Stock that may be held by the Company as treasury stock or held directly by Parent or any subsidiary of Parent (including Merger Sub), and other than any shares of Common Stock owned by stockholders of the Company who properly exercised and perfected such holder’s demand for appraisal rights pursuant to Section 262 of the General Corporation Law of the State of Delaware), was converted into the right to receive $27.50 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

At the Effective Time, each option to purchase shares of Common Stock that was outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into the right to receive a cash payment (without interest) equal to the product of (A) the excess, if any, of the Merger Consideration over the per share exercise price of such option, and (B) the number of shares of Common Stock subject to such option as of the Effective Time, net of any applicable withholding taxes required to be withheld by applicable law. Options with a per share exercise price equal to or exceeding the Merger Consideration were cancelled without payment.

At the Effective Time, each K2M restricted stock award and K2M restricted stock unit award that was outstanding immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into the right to receive a cash payment (without interest) equal to the product of (A) the Merger Consideration and (B) the number of shares of Common Stock underlying the award as of the Effective Time, net of any applicable withholding taxes required to be withheld by applicable law.

Participants who purchased shares of Common Stock under the Employee Stock-Purchase Plan will receive the same Merger Consideration in the same manner as other K2M stockholders for each such share of Common Stock that such participant held as of the Effective Time.

The total amount of funds to consummate the Merger and the related transactions, not including fees and expenses, was approximately $1.40 billion, including the funds needed to (i) pay K2M stockholders the Merger Consideration due to them under the Merger Agreement; (ii) make payments in respect of outstanding K2M stock options, K2M restricted stock awards and K2M restricted stock unit awards pursuant to the Merger Agreement; and (iii) pay the outstanding net indebtedness of K2M, including the consideration payable to holders of K2M’s outstanding 4.125% convertible senior notes due 2036 and 3.00% convertible senior notes due 2025.

The definitive proxy statement of the Company, filed with the Securities and Exchange Commission (the “SEC”) on October 5, 2018, contains additional information about the Merger and the other transactions contemplated by the Merger Agreement, including information concerning the interests of directors, executive officers and affiliates of the Company in the Merger.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 30, 2018, and is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On November 9, 2018, the Company notified the Nasdaq Global Select Market (“NASDAQ”) that the Merger had been completed, and requested that NASDAQ suspend trading of the Common Stock on NASDAQ. The Company also requested that NASDAQ file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of all shares of Common Stock from NASDAQ and the deregistration of such Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Common Stock will no longer be listed on NASDAQ.

In addition, the Company intends to file a certification on Form 15 with the SEC requesting the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the shares of Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Change in Control of Registrant.

The information set forth under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became a wholly owned direct or indirect subsidiary of Parent. Parent funded the acquisition through cash on hand.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Directors

Pursuant to the terms of the Merger Agreement, in connection with the Merger, at the Effective Time on November 9, 2018, each of John P. Kostuik, Carlos A. Ferrer, Sean Traynor, Daniel Pelak, Paul Queally, Brett Brodnax, Raymond Ranelli and Eric Major ceased serving on the board of directors of the Company. Effective upon completion of the Merger on November 9, 2018, in accordance with the Merger Agreement, Spencer S. Stiles and William E. Berry, Jr., the directors of Merger Sub, became the directors of the Company.

Officers

As of immediately following the Effective Time, each executive officer of the Company, other than Eric Major, ceased serving in such capacities. As of immediately following the Effective Time, Eric Major shall continue as President of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of the Company, each as in effect immediately prior to the Effective Time, were amended and restated in their entirety. The Fourth Amended and Restated Certificate of Incorporation of the Company is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Second Amended and Restated By-Laws of the Company are filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of August 29, 2018, by and among KM Group Holdings, Inc., Stryker Corporation and Austin Merger Sub Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on August 30, 2018).

3.1	Fourth Amended and Restated Certificate of Incorporation of K2M Group Holdings, Inc.

3.2	Second Amended and Restated By-Laws of K2M Group Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2018

K2M GROUP HOLDINGS, INC.

By:	/s/ Eric D. Major
Name:	Eric D. Major
Title:	President and Chief Executive Officer